Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                           9 1 9 T H I R D A V E N U E
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


ARTHUR H. AUFSES III          MONICA C. LORD                ARTHUR B. KRAMER
THOMAS D. BALLIETT            RICHARD MARLIN                MAURICE N. NESSEN
JAY G. BARIS                  THOMAS MOERS MAYER            FOUNDING PARTNERS
PHILIP BENTLEY                THOMAS E. MOLNER                   RETIRED
SAUL E. BURIAN                THOMAS H. MORELAND                  ------
BARRY MICHAEL CASS            ELLEN R. NADLER                  MARTIN BALSAM
NICHOLAS L. COCH              GARY P. NAFTALIS               JOSHUA M. BERMAN
THOMAS E. CONSTANCE           MICHAEL J. NASSAU               JULES BUCHWALD
JOHN E. DANIEL                MICHAEL S. NELSON              S. ELLIOTT COHAN
MICHAEL J. DELL               JAY A. NEVELOFF                RUDOLPH DE WINTER
KENNETH H. ECKSTEIN           MICHAEL S. OBERMAN              MEYER EISENBERG
CHARLOTTE M. FISCHMAN         PAUL S. PEARLMAN              SAMUEL M. EISENSTAT
DAVID S. FRANKEL              SUSAN J.  PENRY-WILLIAMS        ARTHUR D. EMIL
MARVIN E. FRANKEL             BRUCE RABB                      MARIA T. JONES
ALAN R. FRIEDMAN              ALLAN E. REZNICK                 SHERWIN KAMIN
CARL FRISCHLING               DONALD L. RHOADS               ANDREW J. MALONEY
MARK J. HEADLEY               SCOTT S. ROSENBLUM             GEORGE M. MURPHY
ROBERT M. HELLER              MICHELE D. ROSS                 MAXWELL M. RABB
GEORGE P. HOARE               HOWARD J. ROTHMAN               JAMES SCHREIBER
PHILIP S. KAUFMAN             MARK B. SEGALL                      COUNSEL
PETER S. KOLEVZON             JUDITH SINGER                       ------
KENNETH P. KOPELMAN           PETER G. SMITH                M. FRANCES BUCHINSKY
MICHAEL PAUL KOROTKIN         HOWARD A. SOBEL                 JEFFREY W. DAVIS
SHARI K. KROUNER              JEFFREY S. TRACHTMAN            ABBE L. DIENSTAG
KEVIN B. LEBLANG              NEIL R. TUCKER                    MARILYN FEUER
DAVID P. LEVIN                JONATHAN M. WAGNER             RONALD S. GREENBERG
EZRA G. LEVIN                 HAROLD P. WEINBERGER            ROBERT T. SCHMIDT
RANDY LIPSITZ                 ALAN S. WILMIT                 HELAYNE O. STOOPACK
LARRY M. LOEB                 E. LISK WYCKOFF, JR.             SPECIAL COUNSEL
                                                                   ------

                                                                 FACSIMILE
                                                              (212) 715-8000
                                                                   ------
                                                          WRITER'S DIRECT NUMBER

                                                              (212) 715-9100

                                 January 6, 1999


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Avenue, N.W.
Washington, D.C. 20549

                    Re: Greg Manning Auctions, Inc. - Registration Statement on Form S-3 (File No. 333-69311)
                            ------------------------------------------

Ladies and Gentlemen:

               We have acted as counsel to Greg Manning Auctions, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 200,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company issuable upon exercise of a warrant (the "Warrant") granted by the Company to the selling stockholder named in the Registration Statement.

               As such counsel we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

KRAMER LEVIN NAFTALIS & FRANKEL LLP
January 6, 1999
Page 2

               Based upon the foregoing, we are of the opinion that the Shares, upon issuance upon exercise of the Warrant in accordance with its terms, will have been validly authorized and issued, and will be fully paid and non-assessable shares of common stock of the Company.

               We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America.

               We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            KRAMER LEVIN NAFTALIS & FRANKEL LLP